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      EX-16.2

                   SEC LETTER FROM PRICEWATERHOUSECOOPERS LLP


                                  EXHIBIT 16.2

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


March 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements by Ingenuus Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 5, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PRICEWATERHOUSECOOPERS LLP